SLADE'S FERRY BANCORP

                                  AMENDED
                                  By-Laws

                                 ARTICLE I

                           Name, Location and Seal

The name of this corporation (hereinafter in these By-Laws called the "corporation or the Bancorp") is Slade's Ferry Bancorp(1) or such other name as may hereafter be adopted in accordance with law. The main office of the Bancorp shall be located in Somerset, Massachusetts, subject to change as authorized by law. The seal shall be circular in form with the name of the corporation, its state of incorporation and the year thereof inscribed thereon.

                                ARTICLE II

                               Stockholders

      Section 1. Place. Meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place within or without the Commonwealth as may be named in the call.

      Section 2. Annual Meetings. The annual meeting of stockholders shall be held the second Monday in April in each year, commencing, in 1997(2) or, in any year in which said day is a legal holiday, on the next succeeding business day, other than Saturday, which is not a legal holiday, at such hour as shall be specified in the notice of the meeting.

____________
<F1>  Amended December 1996, effective January 1, 1997
<F2>  Amended March, 1996

      The business of such meeting shall include the election of Directors and the election of the Clerk/Secretary. Additional business may be brought before such meeting by the President, by five or more directors or by stockholders of record holding, in total, not less than ten per cent of the capital stock of the Corporation at the time issued and outstanding, by delivering to the Clerk/Secretary, at least thirty days before the date of such meeting, a written agenda of additional business stating the nature of such additional business.

      Section 3. Special Meetings. Special meetings of stockholders may be called by the President, by five or more Directors, or by stockholders of record holding not less than ten per cent of the voting capital stock of the Bancorp at the time issued and outstanding, by delivering to the Clerk/Secretary a written call of such meeting, stating the nature of the business to be conducted thereat.

      Section 4. Notice. A written notice of the date, place and hour of all meetings of stockholders shall be given by the Clerk/Secretary (or by any other officer who is entitled to call such a meeting) at least seven (7) days before the meeting to each stockholder who is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notice of a meeting need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

      Section 5. Conduct of Meetings. A majority of the outstanding capital stock of the Bancorp entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders. Stockholders, at any meeting, shall have one vote for each share of stock held and a proportionate vote for each fractional share.

      The act of a majority in interest of those stockholders present at any meeting at which there is a quorum shall be the act of the corporation. Less than a quorum may adjourn any meeting from time to time until a quorum is present.

      The Chairman of the Board of Directors shall preside at all sessions of all meetings of stockholders. In the absence of the Chairman of the Board of Directors at any session of any meeting, the President shall preside. If neither the Chairman of the Board of Directors nor the President shall be present at any session of any meeting, the stockholders shall choose a stockholder as temporary Chairman and the stockholder so chosen shall preside until said session of the meeting is adjourned.

      Section 6. Stock Certificates. Stock certificates shall be signed by any two of the following officers: The Chairman of the Board of Directors, the President, the Executive Vice-President, the Senior Vice-President, and the Treasurer and shall bear the seal of the Bancorp. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe.

      Section 7. Transfer of Stock. Transfer of shares of stock of the Bancorp shall be recorded on its books upon the direction, in writing and in such form as may be prescribed by the Board of Directors, of the holder thereof.

      Section 8. Stock and Transfer Books. The corporation shall keep in the Commonwealth of Massachusetts at its principal office (or at an office of its transfer agent or of its Clerk/Secretary or of its resident agent) stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each. The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that his record address is his proper address. The directors may fix in advance a time, which shall not be more than sixty days before:

      (i)    the date of any meeting of stockholders, or

      (ii) the date for the payment of any dividend or the making of any distribution to stockholders, or

      (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose,

as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date, the directors may for any such purpose close the transfer books for all or any part of such period.

                              ARTICLE I I I

                           Board of Directors

      Section 1. Composition. (a) The Bancorp shall have a Board of Directors of not less than seven nor more than twenty-five Directors divided into Classes One, Two and Three as set forth in the Articles of Organization.

      (b) The total number of Directors and their division into classes may be fixed within the limits specified in paragraph (a) at any meeting of stockholders at which the number of Directors is a matter of business properly before the meeting. The Board of Directors may also be enlarged from the size fixed by the stockholders but within the limits specified in paragraph (a) at any time by vote of a majority of Directors then in office provided that any such additional directors shall be divided amongst and assigned to the Classes of Directors.

      Section 2. Election and Term of Office. Directors shall be elected by ballot of such stockholders as have the right to vote thereon in accordance with their class designation at the annual meeting of stockholders and shall hold their respective offices as set forth in the Articles of Organization. In the event the number of Directors fixed at a special meeting of stockholders increases the number of Directors, Directors to fill the places thus created may be elected at any special meeting of stockholders at which the election of such Directors is a matter of business properly before the meeting and shall hold their respective offices in accordance with their class designation until the next following appropriate annual meeting of stockholders, and thereafter until their successors are elected and qualified.

      Section 3. Resignations and Vacancies. Any Director may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon delivery. No acceptance of such resignation shall be necessary to make it effective.

      Vacancies in the Board of Directors, including vacancies created by enlargement of the Board of Directors by vote of the Directors under Section 1 above, may be filled by majority vote of the full Board of Directors. The person chosen to fill any vacancy in the Board of Directors shall hold office for the unexpired portion of the term for which his predecessor was elected or chosen, or, if the vacancy is a new position, for the unexpired portion of the term of the class to which the position is assigned.

      Section 4. Meetings. There shall be a regular meeting of the Board of Directors at least quarterly and at such time and place as the Board may designate. An annual meeting shall be held each year immediately after and at the place of the meeting of stockholders at which the Board of Directors is elected. No notice of any regular or annual meeting shall be necessary.

      Special meetings of the Board of Directors shall be held whenever called by the Secretary at the request of the Chairman of the Board of Directors, the President, two members of the Executive Committee, or five Directors. Notice of special meetings, which need not be in writing and which need state only the time and place of the meeting, shall be given by the Secretary to each Director at least twenty-four hours before the time of the meeting. Notice of a meeting need not be given to any director if a written waiver of notice executed by him before or after the meeting is filed with the records of the meeting or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      A majority of the Directors then in office shall constitute a quorum for the transaction of business. If a quorum is present, a majority of the directors present may take any action on behalf of the Board except to the extent a larger number is required by law, the Articles of Organization or these By-Laws. Less than a quorum of the Board of Directors may adjourn any meeting from time to time until a quorum is present.

      Section 5. Powers. The Board of Directors shall have power to manage, control and direct the business, property and affairs of the Bancorp and to do all things which under the laws of Massachusetts, from time to time in force, boards of directors are or may be authorized to do except such as by law, the Articles of Organization or their Bylaws are reserved to the stockholders. Without limiting the generality of the foregoing, and in addition to all powers elsewhere in these Bylaws and by law conferred upon to all powers elsewhere in these Bylaws and by law conferred upon it, the Board of Directors shall have the following powers: to issue stock from the authorized but unissued capital stock of the corporation;(3) to designate a Director to serve at its pleasure as Chairman of the Board of Directors; to designate the same or another Director to serve as President; to designate Directors, in addition to the Chairman of the Board and the President, to serve at its pleasure as members of the Executive Committee; to designate a person to serve as Treasurer; to establish such committees as it may deem appropriate and to prescribe the duties and authorities of any such committee, and to designate Directors to serve at its pleasure as members thereof; to establish such other offices as it may deem appropriate, and to designate persons to serve at its pleasure in such offices; to prescribe the duties of all officers of the corporation and to fix their compensation, and to require bonds of any officer or employee.

      Section 6. Honorary Directors.(4) The Board of Directors may designate and appoint such person or persons as it determines qualified to be an Honorary Director. To qualify to be an Honorary Director, a person must be a former Director in good standing of the corporation. The person must have resigned as a Director or not hold the office of Director at the time of appointment and must request that he be designated as Honorary Director and approved by majority vote of the Board of Directors. Appointment shall be for life subject to termination at the discretion of the Board of Directors. An Honorary Director shall be allowed to attend any regular or special meeting of the Board of Directors and may participate in the meeting subject to the control of any person in charge of the meeting. An Honorary Director shall not have any vote as a Director, his presence shall not count towards any necessary quorum and he shall not be counted against the total numbers of directors. Any Honorary Director who, acting in good faith, suffers any monetary loss as a result of any claim, lawsuit or action arising out of any action or activity as an Honorary Director shall be entitled to indemnification or reimbursement by the corporation upon a vote authorizing such indemnification or reimbursement by the Board of Directors. An Honorary Director may be paid for attendance at any such meeting at a fee established from time to time by the Board of Directors.

____________
<F3>  Added by amendment, March 1993
<F4>  Section added by amendment December 1996

                                ARTICLE IV

                            Executive Committee

      Section 1. Composition. There shall be an Executive Committee consisting of the Chairman of the Board, ex officio, the President, ex officio, and such other Directors, not less than three, as the Board of Directors shall from time to time elect and who shall serve at the pleasure of the Board of Directors.

      Section 2. Meetings. The Executive Committee shall meet at such time and place as the Committee shall designate. No notice of any regular meeting shall be necessary.

      Special meetings of the Executive Committee may be held at any time. Such meetings shall be called by the Chairman of the Board or President whenever the business or affairs of the corporation so require and may be called by two other members of the Executive Committee. Notice of every special meeting, which need not be in writing and which need only state the time and place of the meeting, shall be given by the calling party or by the clerk of the Executive Committee, at least six hours before the time of the meeting. Notice of a meeting need not be given to any director if a written waiver of notice executed by him before or after the meeting is filed with the records of the meeting or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Less than a quorum of the Executive Committee may adjourn any meeting from time to time until a quorum is present.

      The Chairman of the Board shall preside at meetings of the Executive Committee and in his absence, the President shall preside. If neither of them is present, the members of the Executive Committee may designate a temporary chairman.

      The Executive Committee shall designate a clerk, who may be the Clerk/Secretary of the Bancorp, to serve at its pleasure, who shall keep records of its meetings, give notice of its meetings and perform such other duties of a like nature as the Executive Committee may designate.

      Section 3. Powers. Subject to control by the Board of Directors, the Executive Committee shall, when the Board of Directors is not in session, have and exercise all of the powers of the Board of Directors except the power:

      a. to change the principal office of the corporation;

      b. to amend the By-Laws;

      c. to elect officers required by law to be elected by the stockholders or directors and to fill vacancies in any such offices;

      d. to change the number of the Board of Directors and to fill vacancies in the Board of Directors;

      e. to remove officers or directors from office;

      f. to authorized the payment of any dividend or distribution to shareholders;

      g. to authorize the reacquisition for value of stock of the corporation; or

      h. to authorize a merger.

                               ARTICLE V

                                OFFICERS

      Section 1. Composition, Selection, Qualifications and Terms of Office. The officers of the Corporation shall be the following: a Chairman of the Board of Directors, a President and a Treasurer, each of whom shall be elected annually by The Board of Directors at the first meeting of the Board after the annual meeting of stockholders and shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified; a Clerk/Secretary, who shall be elected annually at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified; and such other officers as the Board of Directors may from time to time determine, all of whom shall be elected or appointed by the Board of Directors or as it may determine and shall hold office at the pleasure of the Board.

      The Chairman of the Board and the President shall be elected from among the members of the Board of Directors. The other officers may but need not be elected or appointed from among the members of the Board. Any two or more offices may be held by one person.

      Section 2. Resignations, Removals and Vacancies. Any officer may resign at any time by delivering written notice of his resignation to the Chairman of the Board of Directors or the President. Any such resignation shall take effect at the time specified therein, or, if no time is so specified, upon delivery. No acceptance of such resignation shall be necessary to make it effective.

      The Chairman of the Board of Directors, President and the Treasurer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any other officer, agent or employee, other than the Secretary, may be removed at any time by the Board of Directors.

      Any officer, agent or employee, other than the Secretary, not elected or appointed by the Board of Directors, may be removed at any time by the President.

       If any office for which a term of office is specified in these By-Laws should become vacant by reason of death, incapacity or removal, the vacancy may be filled in the manner provided in these By-Laws for election appointment to such office; provided, however, that a vacancy in the office of Clerk/Secretary may be filled at any special meeting of the stockholders at which the filling of such vacancy is a matter of business properly before the meeting. Any person so elected or appointed to fill any such vacancy shall hold office for the unexpired portion of the term for which his predecessor was elected or appointed.

      If the office of Clerk/Secretary should become vacant by reason of death, incapacity or removal, or should the Clerk/Secretary be temporarily absent or disabled, and no Assistant Clerk/Secretary has been appointed the President shall designate a person as Clerk/Secretary pro tem, who shall perform the duties of the Clerk/Secretary until the vacancy shall have been filled or the then-current term of office of the Clerk/Secretary shall have expired, or until the absence or disability of the Clerk/Secretary shall have terminated.

      If the President should be temporarily absent or disabled, the Board of Directors may designate a member of the Board of Directors to act temporarily in his stead. If any officer, agent or employee, other than the President and the Clerk/Secretary should be temporarily absent or disabled, the Board of Directors may designate a person to act temporarily in the stead of such officer, agent or employee.

      If any officer, agent or employee, other than the Clerk/Secretary, not elected or appointed by the Board of Directors, should be temporarily absent or disabled, the President may designate a person to act temporarily in the stead of such officer unless and until the Board of Directors should designate some other person for such purpose.

      Section 3. Powers and Duties. Except as the Board of Directors may in general or specific other cases provide, the powers and duties of the officers shall be as follows:

      (a) Chairman of the Board of Directors. The Chairman of the Board of Directors shall have the powers and duties conferred upon him by law, by these By-Laws, and such other powers and duties as may be from time to time prescribed by the Board of Directors.

      (b) President. The President shall have the powers and duties by law and elsewhere in these By-Laws conferred upon him; the authority to appoint any agents or employees, other than those provided by law or by these By-Laws to be elected or appointed by the stockholders or the Board of Directors; the authority to fix the compensation of and to prescribe the authority and duties, which may include the authority to appoint subordinate agents or employees, of such agents and employees as he may appoint; and such other powers, authority and duties as from time to time may be provided by law or prescribed by the Board of Directors.

      (c) Treasurer. The Treasurer shall have the control of the money, securities and other property belonging to or in the possession or custody of the corporation, and shall cause the same to be held or deposited for safekeeping subject to the authority of the Board of Directors, and shall perform such other duties as are usually required of Treasurers, or as may be prescribed by law or by the Board of Directors.

      (d) Clerk/Secretary. The Clerk/Secretary shall keep a record of the proceedings at all meetings of stockholders and of the Board of Directors, shall give notice, where required by these By-Laws, of meetings of stockholders and of the Board of Directors, and shall perform such other duties as are provided by law.

                              ARTICLE VI

         Indemnification of Directors, Officers and Certain Others

      The corporation shall indemnify any Director and may as determined by the Board of Directors, indemnify any officer of the corporation or any person serving at the Corporation's request as a Trustee or administrator of any employees benefit plan of the corporation, against all expenses (including court costs, attorneys' fees and the amount of any judgment or reasonable settlement) actually and reasonably incurred by him, subsequent to the adoption hereof, in connection with any claim asserted against him, or any action, suit or proceeding in which he may be involved as a party, by reason of his having been such Director, officer, trustee or administrator or by reason of any action alleged to have been taken or omitted by him as such Director, officer, trustee or administrator; provided, however, that the corporation shall indemnify such director, officer, trustee or administrator against expenses incurred in relation to any matter with respect to which an allegation is made against him of willful misconduct, willful default or of gross negligence in the conduct of his office only if there be no final adjudication that such person is guilty of or liable for such willful misconduct, willful default or gross negligence and one of the following three conditions be complied with:

      (a) There be a final adjudication that such person is not guilty of or liable for such willful misconduct, willful default or gross negligence;

      (b) There be a sufficient number of Directors then in office who are not involved in such claim, action, suit or proceeding, to constitute a majority of the whole Board of Directors, and there be a determination that such person is free from such willful misconduct, willful default or gross negligence by a vote of a majority of the Directors on a ballot in which no Director who is involved in such claim, action, suit or proceeding shall participate; or

      (c) There be a determination that such person is free from such willful misconduct, willful default, or gross negligence by a vote of a majority of a committee of seven stockholders, none of whom is involved in such claim, action, suit or proceeding, chosen to determine such matter at a regular or special meeting of the stockholders of the Corporation.

      Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, trustee or administrator.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The right of indemnification herein provided for shall inure to the benefit of the executors or administrators of each such Director, officer, trustee or administrator and shall not be deemed exclusive of any other rights to which he may be entitled, under any, statute, By-Law, agreement, vote of stockholders or otherwise, or to which he might have been entitled were it not for this provision.

                                ARTICLE VI I

                            Business Combinations

      Section 1. Vote Required for Certain Business Combinations.

      (a) The affirmative vote of the holders of not less than 80 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) held by stockholders other than an "Interested Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Interested Person unless the "Continuing Directors" (as hereinafter defined) of the Corporation by at least a two-thirds vote (i) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Interested Person to become an Interested Person, or (ii) have expressly approved such Business Combination either in advance of or subsequent to such Interested Person's having become an Interested Person.

      (b) The affirmative vote of the holders of not less than 90 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) held by stockholders other than an "Interested Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" ( as hereinafter defined) of the Corporation with any Interested Person if the cash or fair market value (as determined by at least two-thirds of the Continuing Directors) of the property, securities or "Other Consideration to be Received" (as hereinafter defined) per share by holders of Voting Stock of the Corporation in the Business Combination is less than the "Fair Price" (as hereinafter defined) paid by the Interested Person in acquiring any of its holdings of the Corporation's Voting Stock.

      Section 2. Definitions. Certain words and terms as used in this
Article VII shall have the meanings given to them by the definitions and descriptions in this Section.

      2.1 Business Combination. The term Business Combination. shall mean
(a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any "Substantial Part" as hereinafter defined) of the assets either of the Corporation (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Interested Person, (c) any merger or consolidation of an Interested Person with or into the Corporation or a subsidiary of the Corporation, (d) any reclassification of securities, recapitalization or other comparable transaction involving the Corporation that would have the effect of increasing the voting power of any Interested Person with respect to Voting Stock of the Corporation, and (e) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. The term "business combination" shall not apply to any transaction with any subsidiary of this corporation approved by the full Board of Directors for purposes of internal reorganization.

      2.2 Interested Person. The term "Interested Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article), "Beneficially Owns" (as defined in Rule 13D-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article) in the aggregate 20 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any share of Voting Stock of the Corporation that any interested Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Interested Person and to be outstanding for purposes of this definition. An Interested Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Interested Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Person under the foregoing definition of Interested Person, if the price paid by such Interested Person for such shares is not determinable by two-thirds of the Continuing Directors, the price so paid shall be deemed to be the higher of
(a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (b) the market price of the shares in question at the time when the Interested Person became the Beneficial Owner thereof.

      2.3. Voting Stock. The term "Voting Stock" shall mean all of the outstanding shares of Common Stock of the Corporation and any outstanding shares of preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

      2.4. Continuing Director. The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Person involved in a Business Combination became an Interested Person, or a Director who was elected or appointed to fill a vacancy after the date the Interested Person became an Interested Person by a majority of the then-current Continuing Directors.

      2.5. Fair Price. The term "Fair Price" shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Fair Price shall mean the highest price that can be determined by two-thirds of the Continuing Directors to have been paid at any time by the Interested Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Fair Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by two-thirds of the Continuing Directors to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Interested Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Fair Price, all purchases by the Interested Person shall be taken into account regardless of whether the shares were purchased before or after the Interested Person became an Interested Person. Also, the Fair Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Interested Person with respect to the shares of capital stock of the Corporation acquired by the Interested Person. In case of any Business Combination with an Interested Person, two-thirds of the Continuing Directors shall determine the Fair Price for each class and series of the capital stock of the Corporation. The Fair Price shall also include interest compounded annually from the date an Interested Person became an Interested Person through the date the Business Combination is consummated at the publicly announced base rate of interest of The Bank of Boston less the aggregate amount of any cash dividends paid, and the fair market value of any dividends paid in other than cash on each share of capital stock in the same time period, in an amount up to but not exceeding the amount of interest so payable per share of capital stock.

      2.6. Substantial Part. The term "Substantial Part" shall mean more than 20 percent of the fair market value as determined by two-thirds of the Continuing Directors of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

      2.7. Other Consideration to be Received. The term "Other Consideration to be Received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Interested Persons or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

      Section 3. Determinations by the Continuing Directors. In making any determinations, the Continuing Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and utilize employees and agents of the Corporation, who will, in the judgment of the Continuing Directors, be of assistance to the Continuing Directors. Any determinations made by the Continuing Directors, acting in good faith on the basis of such information and assistance as was then reasonably available for such purposes, shall be conclusive and binding upon the Corporation and its stockholders, including any Interested Person.

      Section 4. Amendments, etc. of this Article VII.

      Notwithstanding any other provisions of the Articles of Organization or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Organization or the By-Laws of the Corporation) this Article VII shall not be amended, altered, changed or repealed:

      (a) as to any provision other than the "Fair Price" provisions without the affirmative vote of 80 percent or more of the stock outstanding and entitled to vote thereon at a stockholders' meeting duly called for the purpose; or

      (b) as to the "Fair Price" provisions without the affirmative vote of 90 percent or more of the stock outstanding and entitled to vote thereon at a stockholders' meeting duly called for the purpose.

                               ARTICLE VIII

                           Amendment of By-Laws

      These By-Laws may be amended at any meeting of stockholders where the business of amending the By-Laws is properly before the meeting by the affirmative vote of the holders of a majority of the shares of the capital stock of the Trust Company at the time outstanding except as otherwise provided under specific provisions of these By-Laws.